Exhibit 5.1

DLA Piper LLP (US) 2525 East Camelback Road Suite 1000 Phoenix, Arizona 85016-4232 www.dlapiper.com

August 25, 2021

Lionheart IV Corp
4218 NE 2nd Avenue
Miami, FL 33137

Ladies and Gentlemen:

We have acted as counsel to Lionheart IV Corp, a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1, as amended prior to being declared effective (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission. The Registration Statement relates to an underwritten public offering and sale of (i) 25,000,000 units (the “Units”), with each Unit consisting of one share (each a “Share”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and one-half of one warrant (each, a “Warrant” and, collectively, the “Public Warrants”) to purchase one share of the Company’s Class A Common Stock (each a “Public Warrant Share”), and (ii) up to 3,750,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option.

The Public Warrants will be issued and sold pursuant to the terms of the Warrant Agreement, filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction of the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Warrant Agreement, and such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein. We have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company, as to questions of fact material to this opinion letter.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

(i)	the Units have been duly authorized by the Company and, when the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Securities Act”) and the Units are issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company;

Lionheart IV Corp

August 25, 2021

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(ii)	the Shares have been duly authorized by the Company and, when the Registration Statement becomes effective under the Securities Act and the Shares are issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable; and

(iii)	the Public Warrants have been duly authorized by the Company and, provided that the Public Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, and when the Registration Statement becomes effective under the Securities Act, then the Public Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions and (ii) as to the Units and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your U.S. counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)